Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

February 20, 2025

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Investors Relations

402-952-1235

Greystone Housing Impact Investors Reports Fourth Quarter 2024 and Annual 2024 Financial Results

Omaha, Nebraska – On February 20, 2025, Greystone Housing Impact Investors LP (NYSE: GHI) (the “Partnership”) announced financial results for the three months and year ended December 31, 2024.

Financial Highlights

The Partnership reported the following results as of and for the three months ended December 31, 2024:

•
Net income of $0.39 per Beneficial Unit Certificate (“BUC”), basic and diluted
•
Cash Available for Distribution (“CAD”) of $0.18 per BUC
•
Total assets of $1.58 billion
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $1.25 billion

The difference between reported net income per BUC and CAD per BUC is primarily due to the treatment of unrealized gains on the Partnership’s interest rate derivative positions. Unrealized gains of approximately $7.0 million are included in net income for the three months ended December 31, 2024. Unrealized gains are a result of the impact of increased market interest rates on the calculated fair value of the Partnership’s interest rate derivative positions. Unrealized gains and losses do not affect our cash earnings and are added back to net income when calculating the Partnership’s CAD. The Partnership received net cash from its interest rate derivative positions totaling approximately $1.3 million during the fourth quarter.

The Partnership reported the following results for the year ended December 31, 2024:

•
Net income of $0.76 per BUC, basic and diluted
•
CAD of $0.95 per BUC

In December 2024, the Partnership announced that the Board of Managers of Greystone AF Manager LLC declared a regular quarterly distribution to the Partnership's BUC holders of $0.37 per BUC. The distribution was paid on January 31, 2025, to BUC holders of record as of the close of trading on December 31, 2024.

Management Remarks

“2024 was a challenging year from a number of different perspectives,” said Kenneth C. Rogozinski, the Partnership’s Chief Executive Officer. “The conditions in the multifamily markets, both higher interest rates and operating expenses, presented challenges to our joint venture equity investments. Interest rate volatility also impacted the efficiency of some of our securitization transactions. However, we are encouraged by the opportunities that we are starting to see in 2025. The dedicated pool of capital that we have from the new BlackRock construction lending joint venture is a powerful new tool for us to serve our affordable housing developer relationship base.”

Recent Investment and Financing Activity

The Partnership reported the following updates for the fourth quarter of 2024:

•
Advanced funds on MRB and taxable MRB investments totaling $36.8 million.
•
Advanced funds on GIL, taxable GIL and property loan investments totaling $32.0 million.
•
Advanced funds to joint venture equity investments totaling $11.2 million.
•
Received proceeds from the sale of an MRB totaling $11.5 million.
•
Entered into the 2024 PFA Securitization Transaction representing fixed rate, matched term, non-recourse and non-mark to market debt financing totaling $75.4 million.

In January 2025, the Partnership received proceeds from the sale of Vantage at Tomball located in Tomball, Texas, totaling $14.2 million, inclusive of the Partnership’s initial investment commitment made in August 2020. The Partnership estimates it will not recognize any gain, loss, or CAD upon sale.

Investment Portfolio Updates

The Partnership announced the following updates regarding its investment portfolio:

•
All MRB and GIL investments are current on contractual principal and interest payments and the Partnership has received no requests for forbearance of contractual principal and interest payments from borrowers as of December 31, 2024.
•
The Partnership continues to execute its hedging strategy, primarily through interest rate swaps, to reduce the impact of changing market interest rates. The Partnership received net payments under its interest rate swap portfolio of approximately $1.3 million and $6.5 million during the three months and year ended December 31, 2024, respectively. From January 1, 2023 through December 31, 2024, the Partnership received net swap payments totaling $12.3 million or approximately $0.53 per BUC.
•
Six joint venture equity investment properties have completed construction, with three properties having previously achieved 90% occupancy. Four of the Partnership’s joint venture equity investments are currently under construction or in development, with none having experienced material supply chain disruptions for either construction materials or labor to date.

Earnings Webcast & Conference Call

The Partnership will host a conference call for investors on Thursday, February 20, 2025 at 4:30 p.m. Eastern Time to discuss the Partnership’s Fourth Quarter and full-year 2024 results.

For those interested in participating in the question-and-answer session, participants may dial-in toll free at (877) 407-8813. International participants may dial-in at +1 (201) 689-8521. No pin or code number is needed.

The call is also being webcast live in listen-only mode. The webcast can be accessed via the Partnership's website under “Events & Presentations” or via the following link:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=T0wdPGmd

It is recommended that you join 15 minutes before the conference call begins (although you may register, dial-in or access the webcast at any time during the call).

A recorded replay of the webcast will be made available on the Partnership’s Investor Relations website at http://www.ghiinvestors.com.

About Greystone Housing Impact Investors LP

Greystone Housing Impact Investors LP was formed in 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, seniors and student housing properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by its Second Amended and Restated Limited Partnership Agreement, dated December 5, 2022 (the “Partnership Agreement”), taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. Greystone Housing Impact Investors LP press releases are available at www.ghiinvestors.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: defaults on the mortgage loans securing our mortgage revenue bonds and governmental issuer loans; the competitive environment in which the Partnership operates; risks associated with investing in multifamily, student, senior citizen residential properties and commercial properties; general economic, geopolitical, and financial conditions, including the current and future impact of changing interest rates, inflation, and international conflicts (including the Russia-Ukraine war and the Israel-Hamas war) on business operations, employment, and financial conditions; uncertain conditions within the domestic and international macroeconomic environment, including monetary and fiscal policy and conditions in the investment, credit, interest rate, and derivatives markets; adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies, including in particular China, Japan, the European Union, and the United Kingdom; the general condition of the real estate markets in the regions in which the Partnership operates, which may be unfavorably impacted by pressures in the commercial real estate sector, incrementally higher unemployment rates, persistent elevated inflation levels, and other factors; changes in interest rates and credit spreads, as well as the success of any hedging strategies the Partnership may undertake in relation to such changes, and the effect such changes may have on the relative spreads between the yield on investments and cost of financing; the aggregate effect of elevated inflation levels over the past several years, spurred by multiple factors including expansionary monetary and fiscal policy, higher commodity prices, a tight labor market, and low residential vacancy rates, which may result in continued elevated interest rate levels and increased market volatility; the Partnership’s ability to access debt and equity capital to finance its assets; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; local, regional, national and international economic and credit market conditions; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; geographic concentration of properties related to investments held by the Partnership; changes in the U.S. corporate tax code and other government regulations affecting the Partnership’s business; and the other risks detailed in the

Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

GREYSTONE HOUSING IMPACT INVESTORS LP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended December 31,			For the Years Ended December 31,
	2024	2023		2024		2023
Revenues:
Investment income	$20,056,000	$20,010,343		$80,976,706		$82,266,198
Other interest income	2,199,643	1,034,638		9,509,307		17,756,044
Property revenues	-			-		4,567,506
Other income	330,381	60,702		785,386		310,916
Total revenues	22,586,024	25,184,617		91,271,399		104,900,664
Expenses:
Real estate operating (exclusive of items shown below)	-	573,255		-		2,663,868
Provision for credit losses (Note 10)	(24,000)	(466,000)		(1,036,308)		(2,347,000)
Depreciation and amortization	5,967	313,626		23,867		1,537,448
Interest expense	15,840,620	16,849,384		60,032,007		69,066,763
Net result from derivative transactions (Note 15)	(8,239,844)	7,168,413		(8,495,426)		(7,371,584)
General and administrative	4,787,849	4,889,014		19,652,622		20,399,489
Total expenses	12,370,592	29,327,692		70,176,762		83,948,984
Other income:
Gain on sale of real estate assets	-	10,363,363		63,739		10,363,363
Gain on sale of mortgage revenue bond	1,207,673	-		2,220,254		-
Gain on sale of investments in unconsolidated entities	60,858	-		117,844		22,725,398
Earnings (losses) from investments in unconsolidated entities	(1,315,042)	(17,879)		(2,140,694)		(17,879)
Income before income taxes	10,168,921	6,202,409		21,355,780		54,022,562
Income tax expense (benefit)	36,398	(1,515)		32,447		10,866
Net income	10,132,523	6,203,924		21,323,333		54,011,696
Redeemable Preferred Unit distributions and accretion	(741,477)	(622,590)		(2,991,671)		(2,868,578)
Net income available to Partners	$9,391,046	$5,581,334		$18,331,662		$51,143,118

Net income available to Partners allocated to:
General Partner	$390,766	$75,252		$479,602		$3,589,447
Limited Partners - BUCs	8,937,983	5,472,230		17,587,205		47,209,260
Limited Partners - Restricted units	62,297	33,852		264,855		344,411
	$9,391,046	$5,581,334		$18,331,662		$51,143,118
BUC holders' interest in net income per BUC, basic and diluted	$0.39	$0.24	**	$0.76	*	$2.06	**
Weighted average number of BUCs outstanding, basic	23,115,162	22,947,795	**	23,071,141	*	22,929,966	**
Weighted average number of BUCs outstanding, diluted	23,115,162	22,947,795	**	23,071,141	*	22,929,966	**

* The amounts indicated above have been adjusted to reflect the distribution completed on April 30, 2024 in the form of additional BUCs at a ratio of 0.00417 BUCs for each BUC outstanding as of March 28, 2024 on a retroactive basis.

** On July 31, 2023, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.00448 BUCs for each BUC outstanding as of June 30, 2023 (the “Second Quarter 2023 BUCs Distribution”). On October 31, 2023, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.00418 BUCs for each BUC outstanding as of September 29, 2023 (the “Third Quarter 2023 BUCs Distribution”). On January 31, 2024, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.00415 BUCs for each BUC outstanding as of December 29, 2023 (the “Fourth Quarter 2023 BUCs Distribution”, collectively with the Second Quarter 2023 BUCs Distribution and the Third Quarter BUCs Distribution the “2023 BUCs Distributions”). The amounts indicated above have been adjusted to reflect the 2023 BUCs Distributions on a retroactive basis.

Disclosure Regarding Non-GAAP Measures - Cash Available for Distribution

The Partnership believes that CAD provides relevant information about the Partnership’s operations and is necessary, along with net income, for understanding its operating results. To calculate CAD, the Partnership begins with net income as computed in accordance with GAAP and adjusts for non-cash expenses or income consisting of depreciation expense, amortization expense related to deferred financing costs, amortization of premiums and discounts, fair value adjustments to derivative instruments, provisions for credit and loan losses, impairments on MRBs, GILs, real estate assets and property loans, deferred income tax expense (benefit), and restricted unit compensation expense. The Partnership also adjusts net income for the Partnership’s share of (earnings) losses of investments in unconsolidated entities as such amounts are primarily depreciation expenses and development costs that are expected to be recovered upon an exit event. The Partnership also deducts Tier 2 income (see Note 23 to the Partnership’s consolidated financial statements) distributable to the General Partner as defined in the Partnership Agreement and distributions and accretion for the Preferred Units. Net income is the GAAP measure most comparable to CAD. There is no generally accepted methodology for computing CAD, and the Partnership’s computation of CAD may not be comparable to CAD reported by other companies. Although the Partnership considers CAD to be a useful measure of the Partnership’s operating performance, CAD is a non-GAAP measure that should not be considered as an alternative to net income calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP.

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three months and years ended December 31, 2024 and 2023 (all per BUC amounts are presented giving effect to the BUCs Distributions described in Note 23 of the consolidated financial statements on a retroactive basis for all periods presented):

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
Net income	$10,132,523	$6,203,924	$21,323,333	$54,011,696
Unrealized (gains) losses on derivatives, net	(6,978,561)	9,994,292	(2,097,900)	3,173,398
Depreciation and amortization expense	5,967	313,626	23,867	1,537,448
Provision for credit losses (1)	(24,000)	(466,000)	(867,000)	(2,347,000)
Reversal of gain on sale of real estate assets (2)	-	(10,363,363)	-	(10,363,363)
Amortization of deferred financing costs	466,105	710,271	1,653,805	2,461,713
Restricted unit compensation expense	436,052	473,127	1,891,633	2,013,736
Deferred income taxes	1,164	2,796	2,435	(362)
Redeemable Preferred Unit distributions and accretion	(741,477)	(622,590)	(2,991,671)	(2,868,578)
Tier 2 income allocable to the General Partner (3)	(309,858)	(19,439)	(309,858)	(3,248,148)
Recovery of prior credit loss (4)	(17,156)	(17,156)	(69,000)	(68,812)
Bond premium, discount and acquisition fee amortization, net of cash received	(90,310)	(42,900)	1,247,066	(182,284)
(Earnings) losses from investments in unconsolidated entities	1,315,042	17,879	2,140,694	17,879
Total CAD	$4,195,491	$6,184,467	$21,947,404	$44,137,323

Weighted average number of BUCs outstanding, basic	23,115,162	22,947,795	23,071,141	22,929,966
Net income per BUC, basic	$0.39	$0.24	$0.76	$2.06
Total CAD per BUC, basic	$0.18	$0.27	$0.95	$1.92
Cash Distributions declared, per BUC	$0.37	$0.367	$1.478	$1.46
BUCs Distributions declared, per BUC (5)	$-	$0.07	$0.07	$0.21

(1)
The adjustments reflect the change in allowances for credit losses which requires the Partnership to update estimates of expected credit losses for its investment portfolio at each reporting date. In connection with the final settlement of the bankruptcy estate of the Provision Center 2014-1 MRB in July 2024, the Partnership recovered approximately $169,000 of its previously recognized allowance credit loss which is not included as an adjustment to net income in the calculation of CAD.
(2)
The gain on sale of real estate assets from the sale of the Suites on Paseo MF Property represented a recovery of prior depreciation expense that was not reflected in the Partnership’s previously reported CAD, so the gain on sale was deducted from net income in determining CAD for 2023.
(3)
As described in Note 23 to the Partnership’s consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents 25% of Tier 2 income due to the General Partner.

For the year ended December 31, 2024, Tier 2 income allocable to the General Partner consisted of approximately $310,000 related to the gain on sale of the Arbors at Hickory Ridge MRB in November 2024.

For the year ended December 31, 2023, Tier 2 income allocable to the General Partner consisted of approximately $3.8 million related to the gains on sale of Vantage at Stone Creek and Vantage at Coventry in January 2023 and approximately $813,000 related to the gain on sale of Vantage at Conroe in June 2023, offset by a $1.4 million Tier 2 loss allocable to the General Partner related to the Provision Center 2014-1 MRB realized in January 2023 upon receipt of the majority of expected bankruptcy liquidation proceeds.

(4)
The Partnership determined there was a recovery of previously recognized impairment recorded for the Live 929 Apartments Series 2022A MRB prior to January 1, 2023. The Partnership is accreting the recovery of prior credit loss for this MRB into investment income over the term of the MRB consistent with applicable guidance. The accretion of recovery of value is presented as a reduction to current CAD as the original provision for credit loss was an addback for CAD calculation purposes in the period recognized.
(5)
The Partnership declared a distribution payable in the form of additional BUCs equal to $0.07 per BUC for outstanding BUCs as of the record date of March 28, 2024.

The Partnership declared three separate distributions during 2023 each payable in the form of additional BUCs equal to $0.07 per BUC for outstanding BUCs as of the record dates of June 30, September 29, and December 29, 2023.